SCHEDULE 14A PRIVATE
	(Rule 14a-101)

	INFORMATION REQUIRED IN PROXY STATEMENT

	SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
	Exchange Act of 1934 (Amendment No.)

Filed by registrant  X

Filed by a party other than the registrant ___

Check the appropriate box:

   	Preliminary proxy statement		____	Confidential, for Use of the
Commission Only (as permitted
by Rule 14a-6(e)(2)

  X 	Definitive proxy statement

___	Definitive additional materials

___	Soliciting material pursuant to Rule 240.14a-11(c) or Rule 240.14a-12

	             The Montana Power Company
	(Name of Registrant as Specified in Its Charter)


Payment of filing fee (Check the appropriate box):

 _ 	$125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
Previously paid.

___	$500 per each party to the controversy pursuant to Exchange Act Rule 14a-
6(i)(3).

___	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


 (1)	Title of each class of securities to which transaction applies:

 (2)	Aggregate number of securities to which transactions applies:

 (3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

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___Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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 (1)	Amount previously paid:

	____________________________________________________________

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	____________________________________________________________

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 (4)	Date filed:

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							March 27, 1997



To Our Shareholders:

	You are cordially invited to attend The Montana Power Company Annual Meeting of Shareholders. The meeting will be held at the Civic Center, 1340 Harrison Avenue, Butte, Montana, on Tuesday, May 13, 1997, at 10:00 a.m.

	At this meeting, you will be asked to elect five Directors to the Board of Directors.

	We hope that you will be able to attend the meeting. To make certain your vote is counted, please sign and date the enclosed proxy card and return it in the envelope provided. No postage is required. Sending in your proxy at this time will not affect your right to vote in person, should you be present at the meeting.

	We look forward to seeing you on May 13. Thank you for your continued confidence and support.

							Sincerely,



							Daniel T. Berube
							Chairman of the Board of Director



	THE MONTANA POWER COMPANY

	_____________________

	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

							40 East Broadway
							Butte, Montana  59701-9394

							March 27, 1997

To the Shareholders of

	THE MONTANA POWER COMPANY

You are invited to attend The Montana Power Company Annual Shareholders' Meeting which will be held at the Civic Center, 1340 Harrison Avenue, Butte, Montana, on Tuesday, May 13, 1997, at 10:00 a.m. for the following purposes:


	1.	To elect five Directors for a term of three years; and

	2.	To transact such other business as may properly come before the meeting.

	The Board of Directors has fixed the close of business on March 6, 1997, as the record date for the determination of shareholders entitled to vote at this meeting.

	Your attention is directed to the Proxy Statement and Proxy enclosed herewith.

					By Order of the Board of Directors



					Pamela K. Merrell
					Vice President and Secretary


	THE INTEREST AND COOPERATION OF ALL SHAREHOLDERS IN THE AFFAIRS OF THE MONTANA POWER COMPANY ARE CONSIDERED TO BE OF THE GREATEST IMPORTANCE BY
YOUR COMPANY'S BOARD OF DIRECTORS.  IF YOU DO NOT EXPECT TO ATTEND THE
ANNUAL MEETING, IT IS URGENTLY REQUESTED THAT YOU PROMPTLY MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED HEREWITH. IF YOU DO
SO NOW, THE COMPANY WILL BE SAVED THE EXPENSE OF FOLLOW-UP SOLICITATIONS.


	THE MONTANA POWER COMPANY
	40 EAST BROADWAY, BUTTE, MONTANA  59701-9394

								March 27, 1997

	PROXY STATEMENT

	The accompanying proxy is solicited by the Board of Directors of The Montana Power Company, a Montana corporation, for use at the Shareholders' Annual Meeting on May 13, 1997, or at any adjournment thereof.

	This proxy statement and the accompanying proxy were mailed on or about March 27, 1997.

VOTING SECURITIES AND PRINCIPAL HOLDERS:

	The outstanding voting securities of the Company on March 6, 1997 (record date) were:

	(a)	54,634,994 shares of no par value Common Stock.

	(b)	580,389 shares of no par value Preferred Stock, $6.00 Series,
$4.20 Series, and $6.875 Series.

	Generally, shareholders will vote as a single class and are entitled to one vote for each share held of Common Stock and Preferred Stock. With respect to the election of Directors, each shareholder is entitled to one vote for each share of Common Stock and Preferred Stock held, multiplied by the number of Directors to be elected, and may cast all such votes for a single director or may distribute such votes among the directors (cumulative voting); and may cast all votes in person or by proxy. If a quorum is present, nominees for Directors will be elected by a plurality of the votes cast by the shares entitled to vote at the meeting (shareholders at record date).  You may withhold your vote from any nominee for Director by writing
his or her name in the appropriate space on the proxy card.   Where proxies
are marked "withhold authority," these shares are included to determine the number of shares present and voting. Abstentions and Broker non-votes are counted in determining the presence of a quorum, but will not be counted and have no effect on the results of any vote. If you return a signed proxy card that does not indicate your voting preferences, your shares will be voted for the election of the nominated Directors (cumulatively or otherwise).

	A shareholder giving a proxy has the power to revoke it at any time before it is exercised. A proxy may be revoked by filing with the Secretary of the Company a revoking instrument or a duly executed proxy bearing a later date. If you return a signed proxy card and later elect to vote in person at the meeting, the proxy will be suspended.

	Only shareholders of record at the close of business on March 6, 1997 are entitled to vote at the meeting.

	If you do not expect to be present at the meeting, kindly mark, sign and date the accompanying proxy and return it promptly in the enclosed envelope so that your shares are represented at the meeting.




ITEM 1.  ELECTION OF DIRECTORS

	The Board of Directors, on August 27, 1996, amended the By-laws to reduce the number of Directors from sixteen to fifteen.

	Five Directors will be elected at the meeting for terms of three years or until the election and qualification of their respective successors. The five nominees for election are, at present, members of the Board of Directors.

	The names and certain information with respect to the nominees and the ten other Directors whose terms do not expire this year are as follows:



NOMINEES FOR ELECTION FOR TERMS OF THREE YEARS EXPIRING IN 2000

	Kay Foster - Ms. Foster, 55, a Director of the Company since
January 1, 1992. She has been the owner of Planteriors Unlimited, Billings, MT, an interior foliage plant sales and maintenance business, since December 1980.

	Chase T. Hibbard - Mr. Hibbard, 48, a Director of the Company since October 1, 1993. He has been a Montana State Representative since January 1, 1993, President of the Sieben Live Stock Co., MT, a sheep and cattle ranch, since January 1981 and President of Hibbard Management Company, Helena, MT, which provides consulting services to agriculture, since January 1984.

	Daniel P. Lambros - Mr. Lambros, 65, a Director of the Company since November 24, 1987. He has been President of Lambros Realty, Missoula, MT, a real estate firm, since August 1961.

	Carl Lehrkind, III - Mr. Lehrkind, 58, a Director of the Company since July 1, 1984. He has been President of Lehrkind's, Inc., Bozeman, MT, a beverage bottler and distributor, since February 1970, and President, Owner and Operator of Yellowstone Country Food and Beverage, restaurant businesses in Livingston and Miles City, MT, since February 1993.

		Jerrold P. Pederson - Mr. Pederson, 54, a Director of the Company since July 1, 1993. On May 14, 1996, he was elected Vice President, Chief Financial and Information Officer. He was Vice President and Chief Financial Officer of the Company from May 14, 1991 to May 14, 1996, and was Vice President of Corporate Finance and Controller from June 1, 1990 to May 14, 1991.



DIRECTORS TO CONTINUE IN OFFICE WITH TERMS EXPIRING IN 1999

	Tucker Hart Adams - Dr. Adams, 58, a Director of the Company since September 1, 1995. In January 1989, she became President and Chief Executive Officer of The Adams Group Inc., a consulting firm which specializes in economic research, analysis and forecasting. She publishes the newsletter, Today's Economy. Dr. Adams is also a Director of Guarantee National Corporation, an insurance company, a Director for ROC Communities, a real estate investment trust, and a trustee for the Tax Free Fund of Colorado, and for the Aquila Rocky Mountain Equity Fund. She is a resident of Colorado Springs, Colorado.

	Daniel T. Berube - Mr. Berube, 63, a Director of the Company since January 1, 1992. He has been Chief Executive Officer of the Company since January 1, 1992 and Chairman of the Board since July 1, 1992.

	Alan F. Cain - Mr. Cain, 57, a Director of the Company since
March 28, 1989. He has been President and Chief Executive Officer of Blue Cross Blue Shield of Montana, Helena, MT, a health service corporation, since March 1986.

	Robert P. Gannon - Mr. Gannon, 52, a Director of the Company since January 1, 1990. On January 23, 1996, he was elected Vice Chairman of the Board and President of the Company. He was President and Chief Operating Officer responsible for utility operations from June 23, 1992 to January 23, 1996, and served as President from January 1, 1990 to
January 23, 1996. Mr. Gannon also has been a Director of Buttrey Food and Drug Stores Company, a food and drug retailer, since May 1992.

	James P. Lucas - Mr. Lucas, 69, a Director of the Company since March 1, 1982. He has been President of and Senior Attorney in Lucas and Monaghan, P.C., a law firm, Miles City, MT, since January 1977.



DIRECTORS TO CONTINUE IN OFFICE WITH TERMS EXPIRING IN 1998

	R. D. Corette - Mr. Corette, 56, a Director of the Company since July 1, 1990. He has been an Attorney, owner, and employee in the law firm of Corette, Pohlman, and Kebe, Butte, MT, since 1966.

	Beverly D. Harris - Ms. Harris, 63, a Director of the Company since December 1, 1992. She has been President since January 1971 and Director since January 1972 of Empire Federal Savings Bank, Livingston, MT.

	John R. Jester - Mr. Jester, 56, a Director of the Company since September 1, 1995. He has been President of Muzak Limited Partnership, a telecommunications based business, since January 1, 1988. He is a resident of Seattle, Washington.


	Arthur K. Neill - Mr. Neill, 59, a Director of the Company since January 1, 1990. On May 14, 1996, he was elected Executive Vice President - Utility Energy Supply. He was Executive Vice President - Generation and Transmission from January 1, 1994 to May 14, 1996 and was Executive Vice President - Utility Services of the Company from January 1987 to January 1994.

	Noble E. Vosburg - Mr. Vosburg, 55, a Director of the Company since October 25, 1988. He has been President and Chief Executive Officer of Pacific Steel & Recycling, Great Falls, MT, a steel service center and recycling business, since May 1982.



	SECURITY OWNERSHIP OF MANAGEMENT

	The table below and information following provides the number of shares beneficially owned on February 17, 1997, by each of the directors and each of the named executive officers in the Summary Compensation Table and all of the directors and all executive officers as a group. The shares beneficially owned by any director or named executive officer, or by all directors and executive officers as a group, do not exceed one percent of the Common and Preferred shares outstanding.

Number of Shares Beneficially Owned
		Deferred
   Name of Owner   	   Common       	Units(10) 	Preferred	Total

Tucker Hart Adams	    43	   221	    0	   264
Daniel T. Berube	65,074  (1) (8)	     0	    0	65,074
Alan F. Cain	   855 (2)	   232	    0	 1,087
R. D. Corette	 2,507 (3)	   232	    1 (3)	 2,740
Richard F. Cromer	30,810 (1) (4) (8)	     0	  250 (4)	31,060
Kay Foster	 1,437	   231	    0	 1,668
Robert P. Gannon	39,322 (1) (8)	     0	    0	39,322
J. D. Haffey	20,141 (1) (8)	     0	    0	20,141
Beverly D. Harris	 3,484	     0	    0	 3,484
Chase T. Hibbard	 2,117 (5)	     0	    0	 2,117
John R. Jester	 1,500	  885	    0	 2,385
Daniel P. Lambros	 1,039 	  232	    0	 1,271
Carl Lehrkind, III	 4,107 (6)	     0	    0	 4,107
James P. Lucas	 1,708	     0	    0	 1,708
Arthur K. Neill	32,901 (1) (8)	     0	    0	32,901
Jerrold P. Pederson	26,869 (1) (8)	     0	    0	26,869
Noble E. Vosburg	 1,401 (7)	     0	    0	 1,401

All Directors and
Executive Officers
as a group (29 in
number)	392,759 (9)	 2,033	 288	395,080


 (1)	Includes shares in the Retirement Savings Plan (401-K) attributable to the Company's and the employee's contributions as follows:  Mr. Berube
- 9,906 shares, Mr. Cromer - 5,163 shares, Mr. Gannon - 6,988 shares,
Mr. Haffey - 5,612 shares, Mr. Neill - 5,803 shares, and Mr. Pederson -
6,569 shares.

 (2)	Includes 10 shares owned by Mr. Cain's spouse of which Mr. Cain disclaims beneficial ownership.

 (3)	Includes 77 shares of Common Stock and 1 share of the $6.00 Series
Preferred Stock owned by the estate of Mr. Corette's deceased father of which estate Mr. Corette is Personal Representative. Mr. Corette disclaims beneficial ownership. Also included are 200 shares owned by Mr. Corette's mother of which Mr. Corette is Conservator and disclaims beneficial ownership.

 (4)	Includes 1,197 shares held by Mr. Cromer's spouse of which he disclaims beneficial ownership; and 71 shares held in a custodian account for his granddaughter of which Mr. Cromer is the custodian and with respect to which he has voting and investment power; and 250 units of the quarterly income preferred stock, series A issued by Montana Power
Capital I, a subsidiary of The Montana Power Company, which units do not have voting rights with respect to The Montana Power Company.

 (5)	Includes 1,200 shares held by Margaret Sieben Hibbard Trust of which
Mr. Hibbard has one-third beneficial ownership; and 100 shares for his son of which Mr. Hibbard's spouse is the custodian. Mr. Hibbard has neither voting nor investment power.

 (6)	Includes 600 shares of Common Stock held by the Trustee for Lehrkind's,
Inc. Profit Sharing Plan #2 of which Mr. Lehrkind is a beneficiary and with respect to which he has shared voting and investment power; and 2,731 shares of Common Stock held by Lehrkind's Inc., with respect to which he has shared voting and investment power.

 (7)	Includes 134 shares held by Mr. Vosburg's spouse of which Mr. Vosburg disclaims beneficial ownership.

 (8)	Includes option shares exercisable within 60 days in the following
amounts:   49,667 for Mr. Berube, 20,733 for Mr. Cromer, 32,334 for Mr.
Gannon, 11,567 for Mr. Haffey, 26,534 for Mr. Neill and 19,300 for Mr.
Pederson.

 (9)	Includes 83,378 shares held for executive officers in the Retirement
Savings Plan (401-K) described on page 8, 252,732 option shares exercisable within 60 days, and 13,054 shares of restricted stock.

(10)	This column represents deferred stock units held in the Non-Employee
Directors' Stock Compensation Plan which is described on page 6. The holders of these units have no voting or investment power.



	MEETINGS AND STANDING COMMITTEES OF THE BOARD OF DIRECTORS

	There were ten Board of Directors meetings in 1996. Each Director attended at least 86 percent or more of the aggregate of the Board and Committee meetings of which he or she was a member.

AUDIT COMMITTEE
	The Audit Committee is composed of Directors Vosburg (Chairman), Adams, Harris, Hibbard, Jester, and Lucas, none of whom are employees of the Company. The Audit Committee met four times during 1996. The duties of the Audit Committee include recommending to the Board of Directors a firm of independent certified public accountants to audit the books and records of the Company, reviewing the audit with the independent accounting firm and recommending its approval to the Board of Directors. The Committee also reviews and approves major accounting policies, reviews the adequacy of principal internal controls, reviews the adequacy of disclosure of information essential to a fair presentation of the financial affairs of the Company, and provides an avenue of communications between the Board of Directors and accounting and financial personnel, both external and internal. The Committee also reviews the scope and content of the Company's Code of Business Conduct, and considers any significant irregularities or exceptions reported to it.

PERSONNEL COMMITTEE
	The Personnel Committee is composed of Directors Lucas (Chairman), Corette, Hibbard, Jester, Lehrkind, and Vosburg, all of whom are non-employee Directors. The Personnel Committee met eight times during 1996. The duties of the Personnel Committee include recommending to the Board of Directors a slate of Officers for election for the ensuing year, the administration of all employee retirement and welfare plans and programs, and the compensation of Officers of the Company. The Personnel Committee's report on Executive Compensation begins on page 6.

NOMINATING COMMITTEE
	The Committee on Directors' Affairs, which serves as a Nominating Committee, is composed of non-employee Directors Lambros (Chairman), Adams, Cain, Corette, Foster, and Harris, and Director Berube, the Company's Chief Executive Officer and Chairman of the Board. The Committee on Directors' Affairs met six times during 1996. The purpose of the Committee is to recommend to the Board of Directors persons to be elected to the Board when vacancies exist or when any additions to the Board may be authorized. The Committee will consider as potential nominees persons recommended by shareholders. Recommendations should be submitted to the Committee in care of the Secretary of the Company. This Committee is also responsible for evaluating the performance of the Board and for other corporate governance matters.

	The Board of Directors also has an Executive Committee, a Contributions Committee, a Public Policy Committee, a Finance Committee and a Special Committee on Mergers and Acquisitions.


	NON-EMPLOYEE DIRECTOR COMPENSATION

	Non-employee Directors of the Company are paid an annual retainer fee of $19,600 per year plus $500 for each meeting of a Committee of the Board attended, except those held in conjunction with regular Board meetings.
They also receive $850 for attending each special meeting of the Board held in addition to the regularly scheduled Board meeting.

	Effective for 1997, the Board has approved and implemented a Non-Employee Directors' Stock Compensation Plan. The Plan provides that: (a) at least one-quarter of the directors' annual retainer fees shall be paid in the Company's Common Stock; (b) a director may elect to receive a greater portion of the annual retainer fee in the Company's Common Stock; and (c) a director may elect to defer receipt of the stock payment until he or she ceases to be a Director of the Company or until such other date the director elects. Deferred Stock payments will be credited as stock units to a separate deferred compensation account. At the end of the deferral period, the director will be paid for the stock units in stock or the equivalent value in cash based on the market value of the Company's Common Stock at that time.

	The Company's Deferred Compensation Plan for non-employee Directors permits such directors to defer their compensation until their retirement from the Board of Directors. During 1996, Mr. Vosburg deferred $10,971 and Mr. Lambros deferred $20,442. The deferred compensation earns interest at the rate determined by the Company based on Moody's Average Baa Corporate Bond rates. In addition, Directors are eligible to participate in the Non-Qualified Benefit Restoration Plan described on page 14.

	PERSONNEL COMMITTEE REPORT ON EXECUTIVE COMPENSATION

INTRODUCTION
	In accordance with Securities and Exchange Commission (SEC) rules, the Company provides certain information concerning compensation of the Company's Chairman and Chief Executive Officer and its four other most highly compensated officers (named executive officers). This information includes the tables set forth herein and this report of the Personnel Committee of the Board of Directors which explains the rationale and considerations that led to the reported compensation.

	The Personnel Committee makes recommendations to the Board of Directors concerning the salaries of officers and oversees other forms of compensation and benefits to officers, as well as to the employees of the Company generally. The Personnel Committee was in 1996 and is now comprised solely of non-employee directors.

COMPENSATION PHILOSOPHY
	The compensation philosophy for executive officers conforms to the compensation philosophy of the Company. The Company endeavors to:

-	provide compensation comparable to that offered by companies with similar businesses, allowing the Company to successfully attract and retain the employees necessary to its long-term success;

-	provide compensation which is based upon the performance of the individual;

-	provide an appropriate linkage between compensation and the creation of shareholder value through awards tied to the Company's performance and through facilitating employee stock ownership; and

-	provide internal equity among employees.

EXECUTIVE OFFICERS' COMPENSATION

BASE SALARIES

	In 1996, competitive information concerning the base salaries of the Company's officers was gathered. All of the named executive officers were included in the group for which the information was gathered. The Edison Electric Institute (EEI) compensation survey was used as the primary data base for base salary comparisons, as it has been for several years. The EEI survey data of 98 electric utilities was adjusted for company revenue size using regression analysis. Many of the companies in the Peer Group shown in the Performance Graph, the Standard and Poor's 26 Electric Company Index, are included in this EEI data base. Other survey data, including private Towers Perrin surveys, were also used in a few instances where the EEI survey did not have adequate position comparisons. Comparisons for each position were made to the median compensation for the EEI revenue adjusted data base, and to the other surveys where necessary. The methodology for determining market base salaries was consistent with the methodology used in a 1994 comprehensive compensation study conducted under the auspices of the Personnel Committee by the consulting firm, Towers Perrin.

	Based upon the results of the base salary surveys, as well as consideration of other subjective factors, such as the performance of the individual officer, an assessment of the officer's value to the Company, changes in positions and responsibilities, internal equity among officers and employees, and the Company's 1995 performance, the Committee adjusted some base salaries to bring them closer to competitive levels. However, even the adjusted base salaries remain at or below median base salary levels in the surveys.

INCENTIVE COMPENSATION

	In addition to adjusting salaries in 1996, the Committee continued its program of awarding long-term incentive opportunities. The Committee made the awards based upon its belief that compensation should include an incentive component which objectively relates compensation to Company performance. It is also consistent with the Committee compensation philosophy of linking compensation and the creation of shareholder value, and providing compensation comparable to that offered by similar companies.

The Committee awarded options under the Long-Term Incentive Plan and the right to receive the equivalent, in cash, of the dividends on the options. These awards made in 1996 were very similar to those made in 1994 and 1995.
The dividend equivalent awards are subject to the achievement of certain performance criteria over the three years from January 1, 1996 to December 31, 1998. The amount of the awards for each officer was determined by comparison of the value of the awards to total compensation market information provided by Towers Perrin, using the same market surveys described above under Base Salaries, with the goal of bringing the total compensation opportunity closer to the median for the survey groups. The options were granted at the Fair Market Value on the date of grant. One-third of the options are exercisable after March 10, 1997, one-third after December 31, 1997 and one-third after December 31, 1998; all have an exercise period of ten years from the date of grant. The dividend equivalent performance criteria for all officers is a comparison of the performance of the Company to the same Peer Group used in the performance graph in this Proxy Statement--the Standard and Poor's 26 Electric Company Index. In order to receive maximum payout (125%) of the dividend equivalent opportunity, the Company's total shareholder return (TSR) for the years 1996 through 1998 must be in at least the 90th percentile of the TSR for the Standard and Poor's 26 Electric Companies. Payout decreases proportionately with the Company's decrease in TSR performance and no payout will be made if the Company's TSR is less than the 50th percentile of the Index companies. Payout of any of the dividend equivalents will not be determined or made until after the 1996-1998 period is over and the Committee determines the extent to which the goals have been achieved. Because the first dividend equivalent awards were made in 1994, no payouts were possible until 1997 and, thus, there were no payouts in 1996.

	The option grants to the named executive officers are shown on the Option Grant Table on page 11, and the dividend equivalent awards are shown on the Long-Term Incentive Plan Table on page 12.

CHIEF EXECUTIVE OFFICER COMPENSATION

BASE SALARY

	The base salary of the Chief Executive Officer (CEO) was also the subject of the base salary analysis which showed that his base salary continued to be below the median in the salary surveys. However, the Committee did not increase his base salary in 1996, deferring to the recommendation of the CEO that, given the Company's performance in 1995, it was not appropriate to increase his salary.


INCENTIVE COMPENSATION

	Mr. Berube, however, was given an award of options and the right to receive the equivalent of dividends on the options if the TSR performance measure is achieved over the three years - 1996 through 1998. The purpose of the award was the same as described above for the officers generally: to tie his compensation more closely and objectively to the creation of shareholder value and to provide compensation comparable to that offered by similar companies. The amount of his award was determined based upon the goal of bringing his total compensation closer to total compensation as determined in the 1996 Towers Perrin market survey.

LONG-TERM INCENTIVE PLAN

	The Long-Term Incentive Plan approved by the shareholders in May 1992 is intended to reward employees who make important contributions to the continued growth, development and financial success of the Company, or its subsidiaries, and, thereby, to attract and retain such employees. It is the vehicle used for making the awards.

	The Plan also includes stock options granted under a prior plan which were outstanding at the time the Plan became effective. Grants of options under that prior Plan were made to executive officers and other key employees at 100% of the closing price on the New York Stock Exchange Composite Transactions at the date of grant and the options could not be exercised for two years from the date of grant.

BENEFITS ENCOURAGING OWNERSHIP OF COMPANY STOCK

	The executive officers also receive other benefits which are designed to facilitate stock ownership and which are available to all employees. The Montana Power Company's Retirement Savings Plan (401-K) is available to all regular employees of the Company including officers. The Company's match (between 60% and 70% of the employee's contribution) is in the form of the Company's Common stock. Thus, all participating employees, including executive officers, are beneficial owners of the Company's Common Stock.

	The Company also facilitates employee stock ownership through its Dividend Reinvestment and Stock Purchase Plan, which enables employees, including executive officers, to purchase the Company's Common Stock at market prices regularly through payroll deductions.


				Personnel Committee

		J. P. Lucas, Chairman	R. D. Corette
		C. T. Hibbard			J. R. Jester
		C. Lehrkind, III		N. E. Vosburg


	PERFORMANCE GRAPH

	The following performance graph shows the five-year cumulative total return for the Company, the Standard & Poor's 500 and a group of utilities which comprise the Standard & Poor's 26 Electric Power Company Index:

	COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
	AMONG MONTANA POWER COMPANY (MTP), THE S & P ELECTRIC CO. INDEX AND
	THE S & P 500 INDEX


	Indexed\Cumulative Returns
	Base
	Period	Return	Return	Return	Return	Return
Company\Index	1991	1992	1993	1994	1995	1996
------------------	------	------	------	------	------	------

MONTANA POWER CO	  100	 99.12	102.57	 97.90	103.26	104.96
ELECTRIC COMPANIES - 500	  100	105.88	119.23	103.65	135.87	135.65
S&P 500 INDEX	  100	107.62	118.46	120.03	165.13	203.05

*$100 INVESTED ON 12/31/91 IN STOCK OR INDEX, INCLUDING REINVESTMENT OF
DIVIDENDS.  FISCAL YEAR ENDING DECEMBER 31.




		SUMMARY COMPENSATION TABLE


	The following table shows compensation paid by the Company for services rendered during the fiscal years 1996, 1995 and 1994 for named executive officers.


		Annual Compensation		Long-Term Compensation
			 Other	Securities
			Annual	  Under-	 All Other
Name and			Compen- 	   Lying	  Compen-
Principal	Year	Salary	sation(2)	  Options	 sation(3)
Position		  ($)	  ($)	   (#)	    ($)
D. T. Berube	1996	333,000(1)	16,010	31,000	 6,650
CEO & Chairman of	1995	322,500		26,800	 6,468
the Board	1994	305,100		26,800	 6,300

R. P. Gannon
Vice Chairman	1996	265,935	10,385	21,000	 6,650
of the Board	1995	249,800	 7,385	16,700	 6,468
& President 	1994	237,800		16,700	 6,247

R. F. Cromer
Executive VP	1996	180,500	 7,062	14,000	 6,650
& COO - Energy	1995	169,700		 9,700	 6,468
Supply Division	1994	152,000		 9,700	 6,219

A. K. Neill
Executive VP -	1996	173,000		10,000	 6,650
Utility Energy	1995	165,300		 8,300	 6,468
Supply 	1994	156,800		 8,300	 6,300

J. D. Haffey
Executive VP
& COO - Energy &	1996	172,440	20,538	14,000	 6,650
Communications	1995	134,550	 8,094	 5,500	 6,104
Services Division	1994	121,901		 5,500	 5,120

_________________

	(1)Although this figure is greater than the 1995 salary, Mr. Berube's salary was not increased in 1996. The figure is greater because officers' salaries are adjusted mid-year.

	(2)This column represents compensation received for selling unused vacation time back to the Company which is available to all employees. The amounts may include vacation accrued in prior years.

	(3)This column represents the value of the Company's matching contribution of stock made under the Company's Retirement Savings Plan (401-K).

	OPTION GRANTS IN LAST FISCAL YEAR

	The following table provides information with respect to the named executive officers, concerning individual grants of stock options at fiscal year-end.



	            INDIVIDUAL GRANTS
	Number of	 Percent of
	Securities	Total Options
	Underlying	 Granted to			Grant Date
	 Options	Employees in	Exercise of	Expiration	  Present
Name	Granted(1)	Fiscal Year	Base Price(2)	   Date	  Value(3)
	   (#)	   (%)	   ($/SH)		    ($)
D. T. Berube	31,000	18.8	21.625	09-09-2006	26,660(4)
R. P. Gannon	21,000	12.8	21.625 	09-09-2006	40,530
R. F. Cromer	14,000	 8.5	21.625 	09-09-2006	27,020
A. K. Neill	10,000	 6.1	21.625	09-09-2006	19,300
J. D. Haffey	14,000	 8.5	21.625	09-09-2006	27,020



	(1)The options granted will be exercisable as follows:  one-third beginning on March 10, 1997, one-third beginning on January 1, 1998 and one-third beginning on January 1, 1999, and thereafter during a period of ten years from the date of grant.

	(2)The Exercise price was based on the average of the high and low prices as reported in the Wall Street Journal as New York Stock Exchange Composite
Transaction (fair market value) on date of grant, September 9, 1996.

	(3)The Binomial option pricing model was used to determine the present value of the options granted. The assumptions used in the Binomial equation to determine the present value are as follows: market price of stock - $21.625; exercise price of option - $21.625; stock volatility - 10.46%; annualized risk free interest rate - 7.05%; 10-year option term; a stock dividend yield of 6.83%, and a $1.93 per option binomial value.

	(4)Mr. Berube's present value was calculated by taking into consideration that his retirement will occur approximately fifteen (15) months from the date of grant, and that the option exercise must occur within three months of his retirement. The same assumptions for this shorter exercise period were used except that 6.07% was used for the risk free interest rate, and a binomial option value of $.86 per option.



				AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
					AND FISCAL YEAR-END OPTION VALUES

	The following table provides information with respect to the named executive officers, concerning exercise of stock options at fiscal year-end.




			 Number of
			 Securities
			 Underlying
		  Value	 Unexercised
		Realized	   Options	 Value of Unexercised
		(Market	  At Fiscal 	In-the-Money-Options at
	 Shares	Price at	   Year-End	   Fiscal Year-End
	Acquired	Exercise	     (#)	 ($21.375(2)) ($)
	   on	Less Exercise	Exercisable/	   Exercisable/
    Name	Exercise(#)	Price(1))($)	Unexercisable	   Unexercisable

D. T. Berube	       0	       0	31,800/57,800	     0/0
R. P. Gannon	       0	       0	21,200/37,700	     0/0
R. F. Cromer 	     350	     678	14,266/23,700	 2,974/0
A. K. Neill	       0	       0	21,000/18,300	21,969/0
J. D. Haffey	       0	       0	 7,900/19,500	     0/0

	(1)Based on the closing price as reported in The Wall Street Journal as New York Stock Exchange - Composite Transactions, of the Company's Common
Stock on date of exercise.

	(2)Based on the closing price as reported in The Wall Street Journal as New York Stock Exchange - Composite Transactions, of the Company's Common
Stock on December 31, 1996.





		LONG TERM INCENTIVE PLAN ("LTIP") - AWARDS IN LAST FISCAL YEAR

	The following table provides information with respect to the named executive officers, regarding each award made in the last completed fiscal year.



			Performance	Estimated Future Payouts Under
			 or Other	Non-Stock Price Based Plans(2)
	 Number of		Period Until
	Shares, Units 	Maturation	Threshold	Target	Maximum
	 or Rights	(1) 	or Payout	    $	   $	   $
Name	    (#)
			01/01/96
			  thru
D. T. Berube	31,000		12/31/97	44,640	 99,200	124,000

			01/01/96
			  thru
R. P. Gannon	21,000		12/31/98	45,360	100,800	126,000

			01/01/96
			  thru
R. F. Cromer	14,000		12/31/98	30,240	 67,200	 84,000

			01/01/96
			  thru
A. K. Neill	10,000		12/31/98	21,600	 48,000	 60,000

			01/01/96
			  thru
J. D. Haffey	14,000		12/31/98	30,240	 67,200	 84,000


	(1)Dividend equivalents. The named executive officers were also awarded the right to receive the equivalent, in cash, of the value of the dividends on the number of options granted for the period January 1, 1996 through December 31, 1998, to the extent that certain performance criteria are achieved as described under Executive Officers Compensation in the Personnel Committee Report on Executive Compensation, beginning on page 6.

	(2)The dividend equivalent estimates for the named executive officers are based upon the current $1.60 per share annual dividend. Mr. Berube's estimated payout was prorated assuming that he will retire at year-end 1997.


	RETIREMENT BENEFITS

	The table below illustrates the estimated annual benefits payable to executives under the Company's Retirement Plan (a qualified defined benefit plan) and under the Company's Benefit Restoration Plan for Senior Management
Executives (a non-qualified defined benefit plan).

	The table shows the estimated annual benefits payable upon retirement at age 65 based on the listed remuneration and years of service classifications calculated upon accrued benefits to January 1997.

	These benefits may be reduced if such persons retire before reaching age 65. The amounts presented in the table are based upon single life annuity calculations.


	PENSION PLAN PLUS BENEFIT RESTORATION

	                 Years of Service
Remuneration	   15  	   20   	   25   	   30   	   35
 150,000	 92,332	102,777	 113,221	 123,665 	134,109
 175,000	107,957	120,277	 132,596	 144,915 	157,234
 200,000	123,582	137,777	 151,971	 166,165 	180,359
 225,000	139,207	155,277	 171,346	 187,415 	203,484
 250,000	154,832	172,777	 190,721	 208,665 	226,609
 275,000	170,457	190,277	 210,096	 229,915 	249,734
 300,000	186,082	207,777	 229,471	 251,165 	272,859
 325,000	201,707	225,277	 248,846	 272,415 	295,984
 350,000	217,332	242,777	 268,221	 293,665 	319,109
 375,000	232,957	260,277	 287,596	 314,915 	342,234
 400,000	248,582	277,777	 306,971	 336,165 	365,359


QUALIFIED PENSION PLAN
	The Retirement Plan (Plan) of the Company applies to all eligible regular employees including officers. Benefits are computed for all eligible employees by using the following formula: .95 of 1% of the highest consecutive three year average annual base compensation within the last ten years (Final Average Compensation) up to the appropriate Social Security Integration Level, plus 1.5 of 1% of the Final Average Compensation in excess of the Social Security Integration Level ($27,576 for a normal retiree (age 65) in 1997) times the number of credited years of service up to 35 years maximum. Remuneration covered by the Plan corresponds to that reported in the Cash Compensation Column of the Annual Compensation Table, less payments in lieu of vacation and payments made to the non-qualified retirement plan. As of March 1, 1997, credited years of service under the Plan are: 32 years for Mr. Berube, 29 years for Mr. Cromer, 22 years for Mr. Gannon, 38 years for Mr. Neill, and 24 years for Mr. Haffey.

NON-QUALIFIED BENEFIT RESTORATION PLAN FOR SENIOR MANAGEMENT EXECUTIVES
	Executive officers also participate in a non-qualified Benefit Restoration Plan for executive officers and certain other key employees.
The named executive officers participate in the Plan. This Plan provides for annual benefit payments upon retirement to the participant over the participant's lifetime or, in the event of the participant's death, to the participant's beneficiary for the remainder of a 15-year period commencing on the date of the participant's retirement. This benefit is in addition to the pension plan benefit.

	Life insurance which is carried on Plan participants is owned by a Rabbi trust. This life insurance helps fund the Plan. Participants in the Plan contribute to the cost of life insurance carried by the Company. All death proceeds are specifically directed to the Plan trust for the sole purpose of paying for Plan benefits and premium costs.

NON-QUALIFIED BENEFIT RESTORATION PLAN FOR DIRECTORS
	All Company Directors participated in a non-qualified retirement plan (Benefit Restoration Plan for Directors). This Plan provides for annual benefit payments to vested participants upon retirement. It is intended to allow for supplemental income to the Director at the time of retirement or to beneficiaries in the event of the Director's death. The duration of the benefit payments will be over the lifetime of the participant or, in the event of the participant's death, the participant's designated beneficiary will be paid for the remainder of a 15-year period commencing on the date of the participant's retirement. A schedule of Director's benefits is as follows:

Years of Service	Annual Benefit	Years of Service	Annual Benefit
 1	$ 1,400	 6	$ 9,400
 2	$ 2,700	 7	$11,400
 3	$ 4,000	 8	$13,400
 4	$ 5,700	 9	$15,800
 5	$ 7,400	10	$18,500

	EMPLOYMENT AGREEMENTS

	The Company has entered into severance benefit agreements with the named executive officers to provide benefits under certain circumstances after a change of control of the Company if their employment is subsequently terminated without cause by the Company or with good reason by the employee. The initial term of the agreements runs through December 31, 1998, with the potential of year by year extensions thereafter.

	The agreements with the named executive officers provide that if, after a change of control, the employee is terminated by the Company without cause, or if the employee terminates his employment for good reason, the employee is entitled to (i) a lump sum payment in the amount of
299.9 percent of the base amount of his compensation, (ii) calculation of retirement benefits as if the employee had continued employment to Normal Retirement Date (as defined in the Retirement Plan for Employees of The
Montana Power Company) subject to certain reductions and (iii) continued participation in the Company's (or substantially equal substitute) life insurance, health insurance, dental insurance and disability insurance plan and other welfare benefit plans for a period of three years following termination. In the event that any amounts paid to the named executive officers under their agreements are subject to excise tax imposed under the Internal Revenue Code of 1986, the Company shall pay an additional amount
(the "Gross-Up Payment") equal to the amount of any excise taxes and any state or federal taxes on the Gross-Up Payment.

		CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

	Blue Cross Blue Shield of Montana, a health service corporation of which Alan F. Cain, a director of the Company, is CEO and President, administers the Company's health plan for which it was paid $526,000 in 1996.



					SECTION 16(A) COMPLIANCE

	Pursuant to Section 16(a) of the Securities Exchange Act of 1934 and Securities and Exchange Commission ("SEC") regulations, the Company's directors, certain officers, and greater than 10 percent shareholders are required to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange and to furnish the Company with copies of all reports they file.

	To the Company's knowledge, based solely on review of copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1996, all
Section 16(a) filing requirements were complied with, except for two reports. One report filed by Mr. Cromer was late. It reported the purchase of 250 units of quarterly income preferred securities, series A, a series issued through a subsidiary trust of the Company, Montana Power Capital I. Because these securities are new and are not directly issued by the Company, there was considerable uncertainty of the reporting obligations at the time of the purchase. Additionally, in the initial report of Mr. Gatzemeier, upon his becoming subject to the reporting requirements, 260 shares of Common Stock owned by him were inadvertently not reported due to a clerical error.

	RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

	Price Waterhouse has been selected by the Board of Directors upon recommendation of its Audit Committee as the independent accountants for the Company and its subsidiaries for the year 1997.

	A representative of Price Waterhouse will be present at the shareholders' meeting to make a statement if he or she desires, and to respond to questions. The same firm has audited the Company's accounts for many years.

	GENERAL

	The cost of soliciting proxies will be borne by the Company. Solicitation will be made by mail and may also be made by the Company's Officers or other regular employees, personally or by telephone. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners.

	The Company has selected Beacon Hill Partners, Inc. to assist in the solicitation of proxies by personal interviews and telephone for a fee of $4,000. The Company will also pay the customary broker or nominee charges for forwarding proxy material to beneficial owners.

				SUBMISSION OF SHAREHOLDER PROPOSALS

	Proposals of shareholders intended to be presented at next year's Annual Meeting, including nominations of Directors to be elected at such meeting, must be received by the Office of the Secretary, The Montana Power Company, 40 East Broadway, Butte, Montana 59701-9394, no later than November 28, 1997.

					By Order of the Board of Directors


					Pamela K. Merrell
					Vice President and Secretary


MAP TO CIVIC CENTER
1340 Harrison Avenue, Butte, MT 59701


	PREFERRED STOCK

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting. This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no specification is made, this proxy will be voted "FOR"
Item 1.


ACCOUNT NUMBER	Dated _________________________, 1997

	X ___________________________________

	X ___________________________________

	X ___________________________________
	  Signature(s) of Shareholder(s)

Please mark, date, sign and return this proxy in the accompanying envelope. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If stock is registered in joint tenancy, all tenants must sign the proxy.




	THE MONTANA POWER COMPANY - ANNUAL MEETING, MAY 13, 1997
	PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints D. T. Berube, R. P. Gannon and
P. K. Merrell, and each of them, with power of substitution, proxies to represent, and to vote all stock of the undersigned at The Montana Power Company Shareholders' Annual Meeting to be held in Butte, Montana, on May 13, 1997 at 10:00 a.m., and at any and all adjournments thereof.

1.	ELECTION OF DIRECTORS:

 _	FOR all nominees listed below			 _	WITHHOLD AUTHORITY
	(except as marked contrary below)			to vote for all nominees
										listed below

	Foster, Hibbard, Lambros, Lehrkind, Pederson

INSTRUCTION: To withhold authority to vote for any nominee, write that nominee's name here:



	(Continue and to be filed in and signed on reverse side)



	COMMON STOCK

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting. This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no specification is made, this proxy will be voted "FOR"
Item 1.


ACCOUNT NUMBER	Dated _________________________, 1997

	X ___________________________________

	X ___________________________________

	X ___________________________________
	 Signature(s) of Shareholder(s)


Please mark, date, sign and return this proxy in the accompanying envelope. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If stock is registered in joint tenancy, all tenants must sign the proxy.




	THE MONTANA POWER COMPANY - ANNUAL MEETING, MAY 13, 1997
	PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints D. T. Berube, R. P. Gannon and
P. K. Merrell, and each of them, with power of substitution, proxies to represent, and to vote all stock of the undersigned at The Montana Power Company Shareholders' Annual Meeting to be held in Butte, Montana, on May 13, 1997 at 10:00 a.m., and at any and all adjournments thereof.

 1.	ELECTION OF DIRECTORS:

 _	FOR all nominees listed below			 _	WITHHOLD AUTHORITY
	(except as marked contrary below)			to vote for all nominees
										listed below

	Foster, Hibbard, Lambros, Lehrkind, Pederson

INSTRUCTION: To withhold authority to vote for any nominee, write that nominee's name here:



	(Continued and to be filled in and signed on reverse side)